Exhibit 10.3

DRAFT: 11.11.03
                                                                  Funding 1 Swap

                                    SCHEDULE
                                     to the
                                Master Agreement

                           dated as of 14th June, 2002

between

(1)   HALIFAX PLC ("Party A");

(2)   PERMANENT FUNDING (No.1) LIMITED ("Party B"); and

(3) THE BANK OF NEW YORK (the "Security Trustee", which expression will include its successors and assigns and which has agreed to become a party to this Agreement solely for the purpose of taking the benefit of Parts 5(b) and 5(k) of this Schedule and assuming the obligations under the final paragraph of Part 5(f) of this Schedule).

This  Agreement  amends and restates the 1992 ISDA Master  Agreement  (Funding 1
Swap) dated as of 14th June, 2002 between Party A, Party B and the Security Trustee, as amended and supplemented from time to time.

Part  1. Termination Provisions.

(a)   "Specified Entity" means in relation to Party A for the purpose of:-

      Section 5(a)(v), none

      Section 5(a)(vi), none

      Section 5(a)(vii), none

      Section 5(b)(iv), none

      and in relation to Party B for the purpose of:-

      Section 5(a)(v), none

      Section 5(a)(vi), none

      Section 5(a)(vii), none

      Section 5(b)(iv), none

(b)   "Specified Transaction" will have the meaning specified in Section 14.

(c) The "Cross Default" provisions of Section 5(a)(vi), will not apply to Party A and will not apply to Party B.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)   Payments on Early  Termination.  For the  purposes of Section 6(e) of this
      Agreement:

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(g)   "Termination Currency" means Sterling.

Part 2. Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it will not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
      Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purposes of Section 3(f) of the Agreement, Party A makes the representation specified below (the "Additional Tax Representation"):

      (i) it is a party to each Transaction solely for the purposes of a trade (or part of a trade) carried on by it in the United Kingdom through a branch or agency; or

      (ii) it is resident in the United Kingdom or in a jurisdiction with which the United Kingdom has a double tax treaty which makes provision, whether for relief or otherwise, in relation to interest.

(c) Additional Termination Event. The Additional Tax Representation proves to have been incorrect or misleading in any material respect with respect to one or more Transactions (each an "Affected Transaction" for the purposes of this Additional Termination Event) when made or repeated or deemed to have been made or repeated. The Affected Party will be Party A only.

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are:

      Party required to deliver       Form/Document/          Date by which to
      document                        Certificate             be delivered

                                      None

(b)   Other documents to be delivered are:

Party required                                                    Covered by
to deliver            Form/Document/          Date by which       Section 3(d)
Document              Certificate             to be delivered     Representation

Party A and           Appropriate             On signing of       Yes
Party B               evidence of             this Agreement
                      its signatory's
                      authority

Party B               Certified copy of       On signing of       Yes
                      board resolution        this Agreement

Party A               Legal opinion           On signing of       No
                      in form and             this Agreement
                      substance
                      satisfactory to
                      Party B

Party B               Legal opinion           On signing of       No
                      from Allen &            this Agreement
                      Overy

Part 4. Miscellaneous

(a)   Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

      Address for notices or communications to Party A:

      Address:           Trinity Road
                         Halifax
                         West Yorkshire
                         HX1 2RG

      Attention:         Mortgage Securitisation Manager

      Facsimile No.:     01422 391777

      With a copy to:    HBOS Treasury Services plc
                         33 Old Broad Street
                         London
                         EC2N 1HZ

      Attention:         Head of Capital Markets and Securitisation

      Facsimile No:      020 7574 8784

      Address for notices or communications to Party B:

      Address:           Blackwell House
                         Guildhall Yard
                         London
                         EC2V 5AE

      Attention:         The Secretary

      Facsimile No.:     020 7566 0975

      With a copy to:    (i) HBOS Treasury Services plc:
                         33 Old Broad Street
                         London
                         EC2N 1HZ

      Attention:         Head of Capital Markets and Securitisation

      Facsimile No:      020 7574 8784

                         (ii) the Security Trustee:
                         The Bank of New York
                         One Canada Square
                         London
                         E14 5AL

      Attention:         o

      Facsimile No.:     o

(b)   Process Agent. For the purpose of Section 13(c) of this Agreement:

      Party A appoints as its Process Agent: none.

      Party B appoints as its Process Agent: none.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)   Credit Support Document. Details of any Credit Support Document:

      In respect of Party A: None

      In respect of Party B: None

(g) Credit Support Provider. Credit Support Provider means in relation to Party A, none.

      Credit Support Provider means in relation to Party B, none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with English law.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions entered into under this Agreement unless otherwise specified in a Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

Part 5. Other Provisions

(a)   No Set-Off

(i) All payments under this Agreement will be made without set-off or counterclaim, except as expressly provided for in Section 6.

(ii)  Section 6(e) will be amended by the deletion of the following sentence:

      "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(b)   Security Interest

Notwithstanding Section 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Security Trustee (or any successor thereto) pursuant to and in accordance with the Funding 1 Deed of Charge and acknowledges notice of such assignment. Each of the parties hereby confirms and agrees that the Security Trustee will not be liable for any of the obligations of Party B hereunder.

(c)   Disapplication of Certain Events of Default

Section 5(a)(ii), Section 5(a)(iii), Section 5(a)(iv), Section 5(a)(v), Section 5(a)(vii)(2), (5), (6), (7)and (9) and Section 5(a)(viii) will not apply in respect of Party B.

Section  5(a)(vii)(8) will not apply to Party B to the extent that it applies to
Section 5(a)(vii) (2), (5), (6), (7) and (9).

(d)   Disapplication of Certain Termination Events

The "Tax Event" and "Tax Event Upon Merger" provisions of Section 5(b)(ii) and 5(b)(iii) will not apply to Party A or to Party B.

(e)   Additional Event of Default

The following will constitute an additional Event of Default with respect to Party B:

An Intercompany Loan Acceleration Notice is served on Party B (which will be the Defaulting Party).

"Intercompany Loan Acceleration Notice" will have the meaning ascribed to that term in the relevant Intercompany Loan Agreement.

(f)   Ratings Event

(i) In the event that the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider from time to time in respect of Party A cease to be rated at least as high as A-1 by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc. ("S&P") and, as a result of such downgrading, the then current rating of the Issuer Notes is downgraded or placed under review for possible downgrade by S&P (an "S&P Rating Event"), then Party A will, within 30 days of the occurrence of such Rating Event at its own cost, either:

      (A) put in place an appropriate mark-to-market collateral agreement, (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of Party A's obligations under this Agreement provided that (x) Party A will be deemed to have satisfied the requirements of S&P if the amount of collateral agreed to be provided in the form of cash and/or securities (the "Collateral Amount") is determined on a basis which is no more onerous than the criteria of S&P as at 30th September, 1999 which enables entities rated lower than a specified level to participate in structured finance transactions which, through collateralisation, are rated at a higher level (as referred to, in part, in the article entitled New Interest Rate Currency Swap Criteria Broadens Allowable Counterparties in the January 1999 issue of S&P's Structured Finance Publication) (the "S&P Criteria") and (y) the Collateral Amount will not be required to exceed such amount as would be required (in accordance with the S&P Criteria) to maintain or restore the rating of the Issuer Notes at or to, the level it would have been at immediately prior to such S&P Rating Event;

      (B) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent will be given if S&P confirms that such transfer would maintain the ratings of the Issuer Notes by S&P at, or restore the rating of the Issuer Notes by S&P to, the level it would have been at immediately prior to such S&P Rating Event);

      (C) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent will be given if S&P confirms that such guarantee would maintain the rating of the Issuer Notes at, or restore the rating of the Issuer Notes to, the level it would have been at immediately prior to such S&P Rating Event); or

      (D) take such other action as Party A may agree with S&P as will result in the rating of the Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such S&P Rating Event.

      If any of (i)(B), (i)(C) or (i)(D) above are satisfied at any time all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to (i)(A) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

(ii)  In the event that:

      (A) the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A, ceases to be rated at least as high as "A1" (or its equivalent) by Moody's; or

      (B) the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A cease to be rated at least as high as "Prime-1" (or its equivalent) by Moody's,

      (such cessation being an "Initial Moody's Rating Event"), then Party A will, within 30 days of the occurrence of such Initial Moody's Rating Event, at its own cost either:

      (1) transfer all of its rights and obligations with respect to this Agreement to either (x) a replacement third party with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) a replacement third party as agreed with Moody's;

      (2) procure another person to become co-obligor in respect of the obligations of Party A under this Agreement, such co-obligor may be either (x) a person with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or
            (y) such other person as agreed with Moody's;

      (3)   take such other action as agreed with Moody's; or

      (4) put in place a mark-to-market collateral agreement in a form and substance acceptable to Moody's (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of its obligations under this Agreement which complies with the Moody's Criteria (as defined below) or such other amount as may be agreed with Moody's.

      If any of (ii)(1), (ii)(2) or (ii)(3) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to (ii)(4) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

(iii) In the event that:

      (A) the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A cease to be rated as high as "Baa2" (or its equivalent) by Moody's; or

      (B) the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A cease to be rated as high as "Prime-2" (or its equivalent) by Moody's,

      (such cessation being a "Subsequent Moody's Rating Event"), then Party A will:

      (1) within 30 days of the occurrence of such Subsequent Moody's Rating Event on a best efforts basis, and at its own cost, attempt either to:

            (aa) transfer all of its rights and obligations with respect to this Agreement to either (x) a replacement third party with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) a replacement third party as agreed with Moody's;

            (bb) procure another person to become co-obligor in respect of the obligations of Party A under this Agreement, such co-obligor may be either (x) a person with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) such other person as agreed with Moody's; or

            (cc)  take such other action agreed with Moody's; and

      (2) within 10 days of the occurrence of such Subsequent Moody's Rating Event, put in place at its own cost pending compliance with
            (iii)(1)(aa), (iii)(1)(bb) or (iii)(1)(cc) above a mark-to-market collateral agreement in a form and substance acceptable to Moody's (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of its obligations under this Agreement which complies with the Moody's Criteria (as defined below) or such other amount as may be agreed with Moody's.

      If any of (iii)(1)(aa), (bb) or (cc) are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to (iii)(2) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

For the purposes of (ii) and (iii), "Required Ratings" means, in respect of the relevant entity, its short-term, unsecured and unsubordinated debt obligations are rated at least as high as "Prime-1"and its long-term, unsecured and unsubordinated debt obligations are rated at least as high as "A2", or such other ratings as may be agreed with Moody's from time to time.

"Moody's Criteria" means that the Collateral Amount will equal:

(a) 102 per cent. of the mark-to-market value of the outstanding Transactions as determined by Party A in good faith on a weekly basis if the long-term unsecured and unsubordinated debt obligations of Party A (or its successor) or, any credit support provider of Party A, is downgraded below "A1";

(b) if the long-term unsecured and unsubordinated debt obligations or short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or, any credit support provider of Party A, is downgraded below "A2" or "Prime-1" by Moody's, the sum of:

      (i) 102 per cent. of the mark-to-market value of the outstanding Transactions determined by Party A in good faith on a weekly basis; and

      (ii)  the sum of:

            (A) the aggregate of the amounts, determined in respect of each class and series of Issuer Notes, equal to the Outstanding Principal Balance of that class and series of Issuer Notes at the time of determination multiplied by the weighted average life of that class and series of Issuer Notes, as at the date of determination (expressed in days) divided by 365 (such aggregate, the "Buffer Notional") multiplied by the product of
                  0.2 per cent. and the Fixed Rate Ratio; and

            (B) the Buffer Notional multiplied by the product of 0.1 per cent. and the sum of:

                  (aa)  the Variable Rate Ratio; and

                  (bb)  the Tracker Ratio; and

(c) if the long-term unsecured and unsubordinated debt obligations or short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or, any credit support provider of Party A, is downgraded below "Baa2" or "Prime-2" by Moody's, the sum of:

      (i) 102 per cent. of the mark-to-market value of the outstanding Transactions determined by Party A in good faith on a weekly basis; and

      (ii)  the sum of:

            (A) the Buffer Notional multiplied by the product of 0.4 per cent. and the Fixed Rate Ratio; and

            (B) the Buffer Notional multiplied by the product of 0.2 per cent. and the sum of:

                  (aa)  the Variable Rate Ratio; and

                  (bb)  the Tracker Ratio.

For the purposes of determining the Buffer Notional Amount, Party A will calculate the weighted average life of each series and class of Issuer Notes using (1) such assumptions as will reflect the then current expectations of Party A and/or be based upon such circumstances as Party A may, in good faith, determine applicable; and, notwithstanding for the avoidance of doubt (1) above; assuming (2) that the constant payment rate of the Loans comprised within the Portfolio will be equal to the Annualised CPR in respect of the Calculation Date immediately preceding the Funding 1 Interest Payment Date immediately preceding the date of determination; (3) that the relevant Issuer will not exercise its call option to redeem such Issuer Notes in full on the Step-up Date, if any, in respect of such Issuer Notes; and (4) that sufficient Loans will be assigned to the Mortgages Trustee so that the aggregate Outstanding Principal Balance of Loans in the Portfolio is not less than that required to be maintained by the Seller pursuant to Clause 4.7 of the Mortgage Sale Agreement (as amended and /or restated from time to time).

In relation to paragraphs (ii)(4) and (iii)(2) above, Party A will, upon receipt of reasonable notice from Moody's demonstrate to Moody's the calculation by Party A of the mark-to-market value of the outstanding Transactions. In relation to paragraph (iii)(2) above, Party A will, at its own cost, on receipt of reasonable notice from Moody's (which, for the avoidance of doubt, will be no less than 30 days) arrange an audit of the methodology used by Party A in the calculation of the mark-to-market value of the outstanding Transactions.

(iv) In the event that the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider from time to time in respect of Party A cease to be rated at least as high as F1 (or its equivalent) by Fitch Ratings Ltd ("Fitch") and as a result of such downgrading, the then current rating of the Issuer Notes is downgraded or placed under review for possible downgrade by Fitch (a "Fitch Rating Event") then Party A will, on a reasonable efforts basis within 30 days of the occurrence of such Fitch Rating Event, at its own cost, either:

      (A) put in place an appropriate mark-to-market collateral agreement, (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both to be posted on a weekly basis) in support of Party A's obligations under this Agreement provided that (x) Party A will be deemed to have satisfied the requirements of Fitch if the Collateral Amount is determined on a basis which is no more onerous than the Fitch Criteria (defined below), and (y) the Collateral Amount will not be required to exceed such amount as would be required (in accordance with the Fitch Criteria) to maintain the rating of the Issuer Notes at the level at which they were immediately prior to such Fitch Rating Event;

      (B) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such transfer would maintain the ratings of the Issuer Notes by Fitch at, or restore the rating of the Issuer Notes by Fitch to, the level it would have been at immediately prior to such Fitch Rating Event);

      (C) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such guarantee would maintain the rating of the Issuer Notes at, or restore the rating of the Issuer Notes to, the level it would have been at immediately prior to such Fitch Rating Event); or

      (D) take such other action as Party A may agree with Fitch as will result in the rating of the Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such Fitch Rating Event.

"Fitch Criteria" means that the Collateral Amount will equal the sum of:

(a) 100 per cent. of the mark-to-market value of the outstanding Transactions as determined by Party A in good faith on a weekly basis; and

(b)   the product of:

      (i) the aggregate of the amounts, determined in respect of each class and series of Issuer Notes, equal to the Outstanding Principal Balance of such class and series of Issuer Notes as at the date of determination multiplied by the number of days remaining from the date of the determination to the Expected Repayment Date (as defined below) in respect of such class and series of Issuer Notes divided by 365, and

      (ii)  0.1 per cent. multiplied by the Fixed Rate Ratio.

"Expected Repayment Date" means in respect of each class and series of Issuer Notes the earlier of the Step Up Date of such class and series of Issuer Notes and the Final Maturity Date of such class and series of Issuer Notes.

(v)   (A)   If Party A does not take any of the measures  described in paragraph
            (i) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A which will be deemed to have occurred on the thirtieth day following the S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (B)   If Party A does not take any of the  measures  described in (ii)(1),
            (2), (3) or (4) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A and will be deemed to have occurred on the thirtieth day following the occurrence of such Initial Moody's
            Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (C) If Party A does not take the measures described in (iii)(2) above, such failure will give rise to an Event of Default with respect to Party A and will be deemed to have occurred on the tenth day following such Subsequent Moody's Rating Event with Party A as the Defaulting Party. Further, notwithstanding Section 5(a)(ii) of this Agreement, if 10 days after receiving notice of failure to use its best efforts either to transfer as described in (iii)(1)(aa), find a co-obligator as described in (iii)(1)(bb) or take such other action as described in (iii)(1)(cc), Party A still has not used best efforts to take one of the above courses of action, this will not constitute an Event of Default but will be an Additional Termination Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (D) If Party A does not take the measures described in paragraph (iv) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A which will be deemed to have occurred on the thirtieth day following the Fitch Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (E) In the event that Party B were to designate an Early Termination Date and there would be a payment due to Party A, Party B may only designate such an Early Termination Date in respect of an Additional Termination Event under this Part 5(e) if Party B has found a replacement counterparty willing to enter into a new transaction on terms that reflect as closely as reasonably possible, as determined by Party B in its sole and absolute discretion, the economic, legal and credit terms of the Terminated Transactions with Party A, and Party B has obtained the prior written consent of the Security Trustee.

Each of Party B and the Security Trustee will use their reasonable endeavours to co-operate with Party A in putting in place such credit support documentation, including agreeing to such arrangements in such documentation as may satisfy S&P, Moody's and / or Fitch, as applicable, with respect to the operation and management of the collateral and entering into such documents as may reasonably be requested by Party A in connection with the provision of such collateral.

(g)   Additional Representation

Section 3 is amended by the addition at the end thereof of the following additional representations:

(i) "(g) No Agency. It is entering into this Agreement and each Transaction as principal and not as agent of any person."

(ii)  The following additional representation will be given by Party A only:

      "(h) Pari Passu. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law."

(h)   Recording of Conversations

Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties.

(i)   Relationship between the Parties

The  Agreement is amended by the  insertion  after  Section 14 of an  additional
Section 15, reading in its entirety as follows:

"15.  Relationship between the Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non Reliance. It is acting for its own account, and it has made its own decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon advice from such advisers as it has deemed necessary. It is not relying on any communication

      (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction."

(j)   Tax

The Agreement is amended by deleting Section 2(d) in its entirety and replacing it with the following:

"(d)  Deduction or Withholding for Tax

(i)   Requirement to Withhold

      All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required (including, for the avoidance of doubt, if such deduction or withholding is required in order for the payer to obtain relief from Tax) by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party ("X") is so required to deduct or withhold, then that party (the "Deducting Party"):

      (1)   will promptly notify the other party ("Y") of such requirement;

      (2) will pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any Gross Up Amount (as defined below) paid by the Deducting Party to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

      (3) will promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

      (4) if X is Party A, X will promptly pay in addition to the payment to which Party B is otherwise entitled under this Agreement, such additional amount (the "Gross Up Amount") as is necessary to ensure that the net amount actually received by Party B will equal the full amount which Party B would have received had no such deduction or withholding been required.

(ii)  Liability

      If:

      (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax; and

      (2)   X does not so deduct or withhold; and

      (3)   a liability resulting from such Tax is assessed directly against X,

      then, except to the extent that Y has satisfied or then satisfies the liability resulting from such Tax, (A) where X is Party B, Party A will promptly pay to Party B the amount of such liability (the "Liability Amount") (including any related liability for interest and together with an amount equal to the Tax payable by Party B on receipt of such amount but including any related liability for penalties only if Party A has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)) and Party B will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties) and (B) where X is Party A and Party A would have been required to pay a Gross Up Amount to Party B, Party A will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties).

(iii) Tax Credit etc.

      Where Party A pays an amount in accordance with Section 2(d)(i)(4) above, Party B undertakes as follows:

      (1) to the extent that Party B obtains any Tax credit, allowance, set-off or repayment from the tax authorities of any jurisdiction relating to any deduction or withholding giving rise to such payment, it will pay to Party A as soon as practical after receipt of the same so much of the cash benefit (as calculated below) relating thereto which it has received as will leave Party B in substantially the same (but in any event no worse) position as Party B would have been in if no such deduction or withholding had been required;

      (2) the "cash benefit" will, in the case of credit, allowance or set-off, be the additional amount of Tax which would have been payable by Party B in the jurisdiction referred to in (1) above but for the obtaining by it of the said Tax credit, allowance or set-off and, in the case of a repayment, will be the amount of the repayment together, in either case, with any related interest or similar payment obtained by Party B; and

      (3) it will use all reasonable endeavours to obtain any Tax credit, allowance, set-off or repayment as soon as is reasonably practicable and it will, upon request by Party A, supply Party A with a reasonably detailed explanation of its calculation of the amount of any such Tax credit, allowance, set-off or repayment and of the date on which the same is received."

(k)   Non-Petition / Limited Recourse

The parties hereto acknowledge that Party B will grant security over its assets, including a first fixed charge over, inter alia, this Agreement in favour of certain of its creditors on the terms contained in the Funding 1 Deed of Charge and therefore the provisions of this Agreement and any Transaction hereunder will be subject to the provisions of the Funding 1 Deed of Charge.

Party A agrees that it will be bound by the provisions of the Funding 1 Deed of Charge applicable to it.

(l)   Condition Precedent

Section 2(a)(iii) will be amended by the deletion of the words "a Potential Event of Default" in respect of obligations of Party A only.

(m)   Representations

Section 3(b) will be amended by the deletion of the words "or Potential Event of Default" in respect of the representation given by Party B only.

(n)   Additional Definitions

Words and expressions defined in the Amended and Restated Master Definitions and Construction Schedule (the "Master Schedule") signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy on 5th March, 2003 and any other Master Definitions and Construction Schedule, each as amended, varied or supplemented from time to time (together the "Master Definitions Schedule") will, except so far as the context otherwise requires, have the same meaning in this Agreement. The rules of interpretation set out in the Master Definitions Schedule will apply to this Agreement.

(o)   Modifications to close-out provisions

      Upon the occurrence of an Event of Default with respect to Party A or an Additional Termination Event which entitles Party B to terminate any Affected Transaction pursuant to Section 6(b) of the Agreement, Party B will be entitled (but not obliged in the event that it does not designate an Early Termination Date) to proceed in accordance with Section 6 of the Agreement subject to the following:

      (i) For the purposes of Section 6(d)(i), Party B's obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing and provided Party B is able to release this information without breaching the provisions of any law applicable to, or any contractual restriction binding upon, Party B.

      (ii) The following amendments will be deemed to be made to the definition of "Market Quotation":

            (A) the word "firm" will be added before the word "quotations" in the second line; and

            (B) the words "provided that the documentation relating thereto is either the same as this Agreement and the existing confirmations hereto (and the Reference Market-maker is rated not less than "AA-" by S&P, "A1" by Moody's and "F1" by Fitch (or, if such Reference Market-maker is not rated by a Rating Agency, at such equivalent rating that is acceptable to such Rating Agency) or the Rating Agencies have confirmed in writing such proposed documentation will not adversely impact the ratings of the Notes" will be added after "agree" in the sixteenth line; and

            (C) the last sentence will be deleted and replaced with the following:

            "If, on the last date set for delivery of quotations, exactly two quotations are provided, the Market Quotation will be either (a) the lower of the two quotations where there would be a sum payable by Party A to Party B, or (b) the higher of the two quotations where there would be a sum payable by Party B to Party A. If only one quotation is provided on such date, Party B must accept such quotation as the Market Quotation. If no quotation has been provided, it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined."

(iii) For the purpose of the definition of "Market Quotation", and without limitation of the general rights of Party B under the Agreement:

      (A) Party B will undertake to use its reasonable efforts to obtain at least three firm quotations as soon as reasonably practicable after the Early Termination Date and in any event within the time period specified pursuant to Part 5(q)(iii)(C) below;

      (B) Party A will, for the purposes of Section 6(e), be permitted to obtain on behalf of Party B quotations from Reference Market-makers;

      (C) If no quotations have been obtained within 6 Local Business Days after the occurrence of the Early Termination Date or such longer period as Party B may specify in writing to Party A, then it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined;

      (D) Party B will be deemed to have discharged its obligations under Part 5(q)(iii)(A) above if it promptly requests, in writing, Party A (such request to be made within two Local Business Days after the occurrence of the Early Termination Date) to obtain on behalf of Party B quotations from Reference Market-makers and Party A agrees to act in accordance with such request; and

      (E) Party B will not be obliged to consult with Party A as to the day and time of obtaining any quotations.

DRAFT: 11.11.03

                                                                  Funding 1 Swap

From:             Halifax plc
                  Trinity Road
                  Halifax
                  West Yorkshire
                  HX1 2RG

To:               Permanent Funding (No. 1) Limited
                  Blackwell House
                  Guildhall Yard
                  London
                  EC2V 5AE

Attention:        The Secretary

To:               The Bank of New York
                  One Canada Square
                  London
                  E14 5AL

Attention:        o

                                                                         o, 2003

Dear Sirs,

Confirmation - Funding 1 Swap

This confirmation hereby amends and replaces the confirmation entered into between us, you and the Security Trustee on 14th June, 2002, as amended and restated on 6th March, 2003 (the Previous Confirmation).

This confirmation constitutes a "Confirmation" as referred to in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of 14th June, 2002 as amended and restated by us, you and the Security Trustee on 6th March, 2003 and as amended and supplemented from time to time (the Agreement). As of the date hereof, all rights and obligations of the parties to the Previous Confirmation shall cease to exist and shall be replaced in their entirety by the rights and obligations arising pursuant to this Confirmation.

The purpose of this letter (the Confirmation) is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the Definitions) are incorporated into this Confirmation.

In the event of any inconsistency between any of the following, the first listed shall govern: (i) this Confirmation; (ii) the Master Definitions Schedule; and
(iii) the Definitions.

The following expressions shall, for the purpose of this Confirmation, have the following meanings:

Average Fixed Rate Loan Balance means, in respect of a Calculation Period, the average daily aggregate Outstanding Principal Balance of the Fixed Rate Loans during the relevant Calculation Period as notified by the Cash Manager in accordance with the Cash Management Agreement.

Average Loan Balance means, in respect of a Calculation Period, the sum of the Average Fixed Rate Loan Balance, the Average Variable Rate Loan Balance and the Average Tracker Rate Loan Balance.

Average Tracker Rate Loan Balance means, in respect of a Calculation Period, the average daily aggregate Outstanding Principal Balance of the Tracker Rate Loans during the relevant Calculation Period as notified by the Cash Manager in accordance with the provisions of the Cash Management Agreement.

Average Variable Rate Loan Balance means, in respect of a Calculation Period, the average daily aggregate Outstanding Principal Balance of the Variable Rate Loans during the relevant Calculation Period as notified by the Cash Manager in accordance with the provisions of the Cash Management Agreement.

Blended Rate means, in respect of a Calculation Period, a rate of interest equal to the sum of (i) the Weighted Average Fixed Rate for such Calculation Period multiplied by the Fixed Rate Ratio for such Calculation Period; (ii) the Variable Rate Swap SVR for such Calculation Period multiplied by the Variable Rate Ratio for such Calculation Period and (iii) the Tracker Swap Rate for such Calculation Period multiplied by the Tracker Ratio for such Calculation Period.

Blended Spread means, in respect of a Calculation Period, a percentage equal to the sum of (i) the Fixed Rate Spread multiplied by the Fixed Rate Ratio for such Calculation Period; (ii) the Variable Rate Spread multiplied by the Variable Rate Ratio for such Calculation Period and (iii) the Tracker Spread multiplied by the Tracker Ratio for such Calculation Period.

Calculation Date means the first day (or if not a London Business Day, the next succeeding London Business Day) of each month and any other day on which Funding 1 acquires a further interest in the Trust Property from and including the Calculation Date immediately preceding the Effective Date.

Calculation Period means, each period from and including the Closing Date to but excluding the first Calculation Date and thereafter the period from and including one Calculation Date to but excluding the next following Calculation Date.

Calculation Period Funding 1 Amount means, in respect of a Calculation Period, an amount in Sterling equal to the amount produced by applying the Blended Rate for such Calculation Period to the Notional Amount, such amount to be calculated by the Calculation Agent on the basis of the actual number of days in such Calculation Period, divided by 365.

Calculation Period Swap Provider Amount means, in respect of a Calculation Period, an amount in Sterling which is equal to the amount produced by applying a rate equal to the Three Month LIBOR prevailing on the first day of such Calculation Period plus the Blended Spread to the Notional Amount for such Calculation Period, such amount to be calculated by the Calculation Agent on the basis of the actual number of days in such Calculation Period, divided by 365.

First Issuer means Permanent Financing (No. 1) PLC.

Fixed Rate Ratio means, in respect of a Calculation Period, the Average Fixed Rate Loan Balance divided by the Average Loan Balance.

Fixed Rate Spread means o per cent. per annum.

Funding 1 Amount means, in respect of an Interest Period, an amount equal to the sum of each of the Calculation Period Funding 1 Amounts calculated in respect of the Calculation Periods which end on a date falling within such Interest Period.

Intercompany Loans means, the First Issuer Intercompany Loan entered into between Funding 1, the First Issuer and the Security Trustee, the Second Issuer Intercompany Loan entered into between Funding 1, the Second Issuer, and the Security Trustee and any New Intercompany Loan.

Interest Payment Date means each Funding 1 Interest Payment Date.

Interest Period means the period from (and including) the Second Issuer Closing Date to (but excluding) the Interest Payment Date falling in June 2003 and thereafter from (and including) one Interest Payment Date to (but excluding) the next succeeding Interest Payment Date.

Notional Amount means in respect of a Calculation Period, an amount in Sterling equal to:

(a) the Outstanding Principal Balance of the Intercompany Loans on the first day of the relevant Calculation Period, less

(b) the balance of the Principal Deficiency Ledger attributable to the Intercompany Loans on the first day of the relevant Calculation Period, less

(c) the amount of the Principal Receipts in the Funding 1 GIC Account attributable to the Intercompany Loans on the first day of the relevant Calculation Period.

The Notional Amount shall be determined on the first day of the relevant Calculation Period after any changes made on such date to the Outstanding Principal Balance of the Intercompany Loans, the balance of the Principal Deficiency Ledger attributable to the Intercompany Loans and the amount of Principal Receipts in the Funding 1 GIC Account have become effective.

Reference Lenders means Abbey National plc, HSBC Bank plc, Lloyds TSB plc, Nationwide Building Society, National Westminster Bank Plc, Northern Rock plc and Woolwich plc (or their respective successors) and such additional or replacement residential mortgage lenders as shall be determined by the Calculation Agent and Reference Lender means any one of them.

Second Issuer means Permanent Financing (No. 2) PLC.

Swap Provider Amount means, in respect of an Interest Period, an amount equal to the sum of each of the Calculation Period Swap Provider Amounts calculated in respect of the Calculation Periods which end on a date falling within such Interest Period.

Three Month LIBOR means the weighted average of the rates of interest (excluding spreads) applicable to any outstanding Intercompany Loan.

Tracker Ratio means, in respect of a Calculation Period, the Average Tracker Rate Loan Balance divided by the Average Loan Balance.

Tracker Spread means o per cent. per annum.

Tracker Swap Rate means, in respect of a Calculation Period, a rate of interest, linked to the Bank of England repo rate, as determined by the Cash Manager in accordance with the provisions of the Cash Management Agreement.

Variable Rate Ratio means, in respect of a Calculation Period, the Average Variable Rate Loan Balance divided by the Average Loan Balance.

Variable Rate Spread means o per cent. per annum.

Variable Rate Swap SVR means, in respect of a Calculation Period, the rate of interest equal to the average of the standard variable rate or its equivalent charged to existing borrowers on residential mortgage loans as published from time to time after excluding the highest and lowest rate, of the Reference Lenders, as determined by the Cash Manager in good faith and notified to the Calculation Agent from time to time in accordance with the Cash Management Agreement.

Weighted  Average  Fixed Rate means,  in respect of a  Calculation  Period,  the weighted  average  (by  Outstanding  Principal  Balance)  of the fixed  rates of
interest   charged  to  borrowers  of  Fixed  Rate  Loans  during  the  relevant
Calculation Period as notified by the Cash Manager in accordance with the provisions of the Cash Management Agreement.

1.    This  Confirmation  supplements,  forms part of,  and is  subject  to, the
      Agreement.   All  provisions   contained  in  the  Agreement  govern  this
      Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Confirmation relates are as follows:

      Party A:                          Halifax plc

      Party B:                          Permanent Funding (No. 1) Limited

      Trade Date:                       14th June, 2002

      Termination Date:                 The date on which the amount outstanding
                                        under the Intercompany Loans is reduced to zero.

      Effective Date:                   14th June, 2002

      Business Day centres
      for all Payments:                 London

      Calculation of
      Amounts: On each Interest Payment Date, the Calculation Agent shall calculate the Swap Provider Amount and the Funding 1 Amount for the then current Interest Period, and forthwith notify Party A, Party B and the Cash Manager of the amounts so determined and of the net amount determined as set out below.

      Payments:                         If in relation to any  Interest  Payment
                                        Date:

                                        (i)       the Swap  Provider  Amount for
                                                  the relevant  Interest  Period
                                                  exceeds  the  Funding 1 Amount
                                                  for  the   relevant   Interest

                                                  Period,  Party A shall pay the
                                                  amount of such excess to Party
                                                  B  on  such  Interest  Payment
                                                  Date;

                                        (ii)      the  Funding 1 Amount  for the
                                                  relevant    Interest    Period
                                                  exceeds   the  Swap   Provider
                                                  Amount   for   the    relevant
                                                  Interest Period, Party B shall
                                                  pay the amount of such  excess
                                                  to  Party A on  such  Interest
                                                  Payment Date;

                                        (iii)     the Swap  Provider  Amount for
                                                  the relevant  Interest  Period
                                                  is  equal  to  the  Funding  1
                                                  Amount   for   the    relevant
                                                  Interest  Period,   no  amount
                                                  shall  be due and  payable  by
                                                  either   party   hereunder  in
                                                  relation   to  such   Interest
                                                  Payment Date.

      Calculation Agent:                Halifax  plc acting in its  capacity  of
                                        Servicer   pursuant  to  the   Servicing
                                        Agreement or of Cash Manager pursuant to the Cash Management Agreement, as the case may be.

3.    Miscellaneous:

      Subject to Clause 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Confirmation or the Agreement will be made only with the prior written consent of each party to the Agreement.

4.    Account Details:

      Payments to Party A:       Bank:                 Halifax plc
                                                       Domestic Banking
                                                       Trinity Road
                                                       Halifax

                                 Sort Code:            11-99-06

                                 Account Number:       00000000

                                 Account Name:         Halifax CHAPS Funding

                                 Beneficiary Name:     Securitisation E/04101-06

      Payments to Party B:       Bank:                 The Governor and  Company
                                                       of the Bank of Scotland

                                 Account Number:       00998318

                                 Sort Code:            12-24-55

                                 Account Name:         Permanent Funding (No. 1)
                                                       Ltd - Transaction
                                                       Account

5.    Notice Details:

      Party A:                   Halifax plc

      Address:                   Trinity House

                                 Halifax
                                 West Yorkshire
                                 HX1 2RG

      Facsimile Number:          +44 (0) 1422 391777

      Attention:                 Head of Mortgage Securitisation

      with a copy to:-           HBOS Treasury Services plc,

      Address:                   33 Old Broad Street
                                 London
                                 EC2N 1HZ

      Facsimile Number:          020 7574 8784

      Attention:                 Head of Capital Markets and Securitisation

      Party B:                   Permanent Funding (No. 1) Limited

      Address:                   Blackwell House
                                 Guildhall Yard
                                 London
                                 EC2V 5AE

      Facsimile Number:          020 7566 0975

      Attention:                 The Secretary

      With a copy to:-           (i) HBOS Treasury Services plc

      Address:                   33 Old Broad Street
                                 London
                                 EC2N 1HZ

      Facsimile Number:          020 7574 8784

      Attention:                 Head of Capital Markets and Securitisation

                                 (ii) the Security Trustee:

      Name:                      The Bank of New York

      Address:                   One Canada Square
                                 London
                                 E14 5AL

      Facsimile Number:          o

      Attention:                 o

Yours faithfully,

HALIFAX PLC

By:
Name:
Title:

Confirmed as of the date first written:

PERMANENT FUNDING (NO. 1) LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK

By:
Name:
Title: